Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

BioLife Solutions, Inc.

Bothell, Washington

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 2021, relating to the consolidated financial statements of Global Cooling Inc., for the years ended December 31, 2020 and 2019, appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on July 7, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Clark, Schaefer, Hackett, & Co.

Columbus, Ohio

July 7, 2021